UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EMERSON ELECTRIC CO.
(Exact name of registrant as specified in its charter)

Missouri	43-0259330
(State of incorporation or organization)	(IRS Employer Identification No.)

8027 Forsyth Boulevard St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
3.000% Notes due 2031	New York Stock Exchange
3.500% Notes due 2037	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file or Regulation A offering statement number to which this form relates: 333-275526

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Emerson Electric Co., a Missouri corporation (the “Company”) has filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated February 25, 2025 (the “Prospectus Supplement”) to a prospectus dated November 13, 2023 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form S-3 (File No. 333-275526), which Registration Statement was filed with the SEC on November 13, 2023, relating to the securities to be registered hereunder.  The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.
Description of Securities to be Registered.

The securities to be registered hereunder are the Company’s €500,000,000 3.000% Notes due 2031 and €500,000,000 3.500% Notes due 2037. The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of the Debt Securities” in the Prospectus.

Item 2.
Exhibits.

Exhibit No.	Description of Exhibit

4.1
Indenture dated as of December 10, 1998, between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as successor trustee to The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as the Bank of New York)), as trustee, incorporated by reference to the Company’s 1998 Form 10-K, File No. 1-278, Exhibit 4(b)

4.2
Third Supplemental Indenture dated as of March 4, 2025 between the Company and Computershare Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed March 4, 2025

4.3
Agency Agreement, dated as of March 4, 2025, by and among the Company, as issuer, U.S. Bank Europe DAC, UK Branch, as paying agent, U.S. Bank Trust Company, National Association, as registrar and transfer agent, and Computershare Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed March 4, 2025

4.4	3.000% Notes due 2031, incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed March 4, 2025
4.5	3.500% Notes due 2037, incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed March 4, 2025

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EMERSON ELECTRIC CO.
Date: March 5, 2025	By:	/s/ John A. Sperino
	Name:	John A. Sperino
	Title:	Vice President and Assistant Secretary